EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 21, 2002, accompanying the financial statements included in the Annual Report of Amplidyne, Inc. on Form 10K-SB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Amplidyne, Inc. on Forms S-3 (File No. 333-92919, as amended by File No. 333-11015, effective date January 18, 2000, and File No. 333-96361, effective date July 3, 2000) and Form S-8 (File No. 333-92915, effective date December 16, 1999).

KAHN  BOYD  LEVYCHIN,  LLP

New  York,  New  York
March  21,  2002